UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 16, 2019
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                                                                                         Emerging growth company [ ]

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 7.01    Regulation FD Disclosure

This report is filed quarterly to disclose assets under management (“AUM”) by asset manager, prior to the availability of Principal Financial Group, Inc's (the "Company") quarterly earnings release. The amounts presented herein will be consistent with the format of AUM by asset manager and presented again in such format within the Company's financial supplement for the quarter ended March 31, 2019 when that document is posted to the Company's investor relations web site on or about April 25, 2019.
As of March 31, 2019, the AUM by asset manager were $423.1 billion for Principal Global Investors and $162.0 billion for Principal International and Other Entities of the Company. Other Entities of the Company include Principal Life Insurance Company and Principal Bank.
Note: Effective January 1, 2019, Claritas, our investment management company in Brazil with approximately $1.4 billion of AUM, moved from Principal International to Principal Global Investors. This realignment results in deeper integration with Principal Global Investor's global distribution and stronger connectivity to its shared services and investment teams.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ John Egan
Name: John Egan
Title: Vice President - Investor Relations

Date:    April 16, 2019